Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANESOXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Transition Report of IronClad Encryption Corporation (IronClad), on Form 10KT for the transition period ended March 31, 2018, as filed with the Securities and Exchange Commission (the “Report”), James D. McGraw, Principal Executive Officer of IronClad, does hereby certify, pursuant to 906 of the SarbanesOxley Act of 2002 (18 U.S.C. 1350), that to his knowledge:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of IronClad.

Date: July 16, 2018

By:	/s/ JAMES D. MCGRAW James D. McGraw President and Principal Executive Officer